Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
UNIVERSAL HEALTH SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities
The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate offering price of the securities to which the prospectus relates is $998,210,000.

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	4.625% Senior Secured Notes due 2029	Rule 457(r) (1)	$500,000,000	99.957%	$499,785,000	0.00014760	$73,768.27

Fees to Be Paid	Debt	5.050% Senior Secured Notes due 2034	Rule 457(r) (1)	$500,000,000	99.685%	$498,425,000	0.00014760	$73,567.53

	Other	Guarantees of Subsidiary Guarantors	Rules 457(n) (2)	—	—	—		—

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$998,210,000		$147,335.80

	Total Fees Previously Paid							—

	Total Fee Offsets (3)							—

	Net Fee Due							$147,335.80

(1)
Calculated in accordance with Rule 457(o) based on the proposed maximum aggregate offering price and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 456(b) of the Securities Act, the registrant initially deferred payment of all of the registration fees for the registrant’s registration statement on Form
S-3
(File
No. 333-282135)
(the “Form
S-3”),
filed with Securities and Exchange Commission on September 16, 2024. The “Calculation of Filing Fee Tables” contain herein shall be deemed to update the “Calculation of Filing Fee Tables” in the Form
S-3,
in accordance with Rules 456(b) and 457(r) under the Securities Act.

(2)
The notes issued by the registrant will be guaranteed on a senior secured basis by all of the registrant’s existing and future direct and indirect subsidiaries that guarantee the registrant’s senior secured credit facility or the registrant’s other first lien obligations or any junior lien obligations. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable in respect of such guarantees.

(3)	The registrant does not have any fee offsets.